Supplemental Operating and Financial Data
For the Year Ended December 31, 2011

Douglas Emmett, Inc.	TABLE OF CONTENTS

This Supplemental Operating and Financial Data contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements.  You should not rely on forward looking statements as predictions of future events.  Forward-looking statements involve numerous risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ materially from those expressed in any forward-looking statement made by us.  These risks and uncertainties include, but are not limited to: adverse economic and real estate developments in Southern California and Honolulu; decreased rental rates or increased tenant incentives and vacancy rates; defaults on, early terminations of, or non-renewal of leases by tenants; increased interest rates and operating costs; failure to generate sufficient cash flows to service our outstanding indebtedness; difficulties in identifying properties to acquire and completing acquisitions; failure to successfully operate acquired properties and operations; failure to maintain our status as a REIT under the Internal Revenue Code of 1986, as amended; possible adverse changes in rent control laws and regulations; environmental uncertainties; risks related to natural disasters; lack or insufficient amount of insurance; inability to successfully expand into new markets or submarkets; risks associated with property development; conflicts of interest with our officers; changes in real estate and zoning laws and increases in real property tax rates; the consequences of any possible future terrorist attacks; and other risks and uncertainties detailed in our Annual Report on Form 10-K filed with the Securities and Exchange Commission.

Douglas Emmett, Inc.

CORPORATE DATA

Douglas Emmett, Inc.	CORPORATE DATA as of December 31, 2011

Douglas Emmett, Inc. (NYSE: DEI) is a fully integrated, self-administered and self-managed real estate investment trust (REIT), and one of the largest owners and operators of high-quality office and multifamily properties located in submarkets in Southern California and Hawaii. Our properties are concentrated in ten submarkets – Beverly Hills, Brentwood, Burbank, Century City, Honolulu, Olympic Corridor, Santa Monica, Sherman Oaks/Encino, Warner Center/Woodland Hills and Westwood.  We focus on owning and acquiring a substantial share of top-tier office properties and premier multifamily communities in neighborhoods that possess significant supply constraints, high-end executive housing and key lifestyle amenities.

This Supplemental Operating and Financial Data supplements the information provided in our reports filed with the Securities and Exchange Commission.  We maintain a website at www.douglasemmett.com.

	as of December 31, 2011
Number of office properties owned	58
Square feet owned (in thousands)	14,674
Office leased rate	89.3%
Office occupied rate	87.5%
Office leased rate (excluding 8 properties owned by our unconsolidated real estate funds)	90.0%
Office occupied rate (excluding 8 properties owned by our unconsolidated real estate funds)	88.4%
Number of multifamily properties owned	9
Number of multifamily units owned	2,868
Multifamily leased rate	99.6%

Market capitalization (in thousands, except price per share):	as of December 31, 2011	as of February 1, 2012(1)
Last closing price (NYSE) per share of common stock	$18.24	$21.03
Shares of common stock outstanding	131,070	138,490
Fully diluted shares outstanding	164,764	172,199
Equity capitalization (2)	$3,005,301	$3,621,345
Total debt(3)	$3,623,096	$3,256,140
Total market capitalization	$6,628,397	$6,877,485
Debt/total market capitalization (4)	55%	47%

(1)	February 1, 2012 data includes the impact of selling shares under our ATM program and using the proceeds, as well as cash on hand, to reduce our outstanding debt.
(2)	Common equity capitalization represents our fully diluted shares multiplied by the closing price of our stock.
(3)	Excludes non-cash loan premium. Includes 100% of the debt of a consolidated joint venture but excludes the debt of our unconsolidated real estate funds.
(4)
Including our share of the debt of our unconsolidated real estate funds and excluding the minority share of the debt of our consolidated joint venture, our debt/total market capitalization was 56% at December 31, 2011 and 49% at February 1, 2012.

NOTE:  Please see the page titled "Definitions" at the end of this supplemental package for certain definitions.

Douglas Emmett, Inc.	INVESTOR INFORMATION

CORPORATE
808 Wilshire Boulevard, Suite 200, Santa Monica, California 90401
(310) 255-7700

BOARD OF DIRECTORS

Dan A. Emmett Chairman of the Board Douglas Emmett, Inc	Jordan L. Kaplan Chief Executive Officer and President Douglas Emmett, Inc.	Kenneth M. Panzer Chief Operating Officer Douglas Emmett, Inc.
Christopher Anderson Retired Real Estate Executive and Investor	Leslie E. Bider Chief Executive Officer PinnacleCare	Dr. David T. Feinberg Chief Executive Officer UCLA Hospital System Associate Vice Chancellor UCLA Health Sciences
Ghebre Selassie Mehreteab Former Chief Executive Officer NHP Foundation	Thomas E. O’Hern Senior Executive Vice President, Chief Financial Officer & Treasurer Macerich Company

Dr. Andrea L. Rich
Former President and Chief Executive Officer
Los Angeles Museum of Art (LACMA)
Former Executive Vice Chancellor and Chief Operating Officer University of California Los Angeles (UCLA)

EXECUTIVE AND SENIOR MANAGEMENT

Jordan L. Kaplan President and Chief Executive Officer	Kenneth M. Panzer Chief Operating Officer	William Kamer Chief Investment Officer
Theodore E. Guth Chief Financial Officer	Allan B. Golad SVP, Property Management	Michael J. Means SVP, Commercial Leasing

INVESTOR RELATIONS

Mary C. Jensen
Vice President - Investor Relations
(310) 255-7751
Email Contact:  mjensen@douglasemmett.com
Please visit our corporate website at:  www.douglasemmett.com

Douglas Emmett, Inc.

CONSOLIDATED
FINANCIAL RESULTS

Douglas Emmett, Inc.	BALANCE SHEETS (in thousands)

	December 31, 2011	December 31, 2010
	(unaudited)
Assets
Investment in real estate:
Land	$851,679	$851,679
Buildings and improvements	5,233,692	5,226,269
Tenant improvements and lease intangibles	640,647	592,735
Investment in real estate, gross	6,726,018	6,670,683
Less: accumulated depreciation	(1,119,619)	(913,923)
Investment in real estate, net	5,606,399	5,756,760

Cash and cash equivalents	406,977	272,419
Tenant receivables, net	1,722	1,591
Deferred rent receivables, net	58,681	48,933
Interest rate contracts	699	52,528
Acquired lease intangible assets, net	6,379	9,356
Investment in unconsolidated real estate funds	117,055	110,920
Other assets	33,690	26,782
Total assets	$6,231,602	$6,279,289

Liabilities
Secured notes payable	$3,623,096	$3,658,000
Unamortized non-cash debt premium	1,060	10,133
Interest rate contracts	98,417	99,687
Accrued interest payable	10,781	12,789
Accounts payable and accrued expenses	44,499	45,004
Acquired lease intangible liabilities, net	86,801	110,244
Security deposits	33,954	31,850
Dividends payable	17,039	12,413
Total liabilities	3,915,647	3,980,120

Equity
Douglas Emmett, Inc. stockholders' equity:
Common stock	1,311	1,241
Additional paid-in capital	2,461,649	2,332,307
Accumulated other comprehensive income (loss)	(89,181)	(58,765)
Accumulated deficit	(508,673)	(447,722)
Total Douglas Emmett, Inc. stockholders' equity	1,865,106	1,827,061
Noncontrolling interests	450,849	472,108
Total equity	2,315,955	2,299,169
Total liabilities and equity	$6,231,602	$6,279,289

Douglas Emmett, Inc.	QUARTERLY AND ANNUAL OPERATING RESULTS (unaudited and in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010
Revenues:
Office rental:
Rental revenues	$98,375	$100,233	$393,434	$399,184
Tenant recoveries	10,244	11,131	43,914	37,406
Parking and other income	16,723	17,236	67,729	66,110
Total office revenues	125,342	128,600	505,077	502,700
Multifamily rental:
Rental revenues	16,620	15,962	65,267	63,564
Parking and other income	1,317	1,216	4,993	4,580
Total multifamily revenues	17,937	17,178	70,260	68,144
Total revenues	143,279	145,778	575,337	570,844
Operating Expenses:
Office expenses	41,788	42,402	168,869	159,155
Multifamily expenses	4,695	4,729	19,012	18,327
General and administrative	8,026	9,410	29,286	28,305
Depreciation and amortization	45,557	57,156	205,696	225,030
Total operating expenses	100,066	113,697	422,863	430,817
Operating income	43,213	32,081	152,474	140,027
Other income	208	537	1,106	1,191
Loss, including depreciation, from unconsolidated real estate funds	(803)	(1,457)	(2,867)	(6,971)
Interest expense	(38,210)	(37,599)	(148,455)	(166,907)
Acquisition-related expenses	-	(1)	-	(296)
Net income (loss)	4,408	(6,439)	2,258	(32,956)
Less: Net (income) loss attributable to noncontrolling interests	(989)	1,190	(807)	6,533
Net income (loss) attributable to common stockholders	$3,419	$(5,249)	$1,451	$(26,423)
Net income (loss) per common share – basic	$0.03	$(0.04)	$0.01	$(0.22)
Net income (loss) per common share – diluted	$0.03	$(0.04)	$0.01	$(0.22)
Weighted average shares of common stock outstanding – basic	128,407	123,778	126,187	122,715
Weighted average shares of common stock outstanding – diluted	161,924	123,778	159,966	122,715

NOTE:  Please see the page titled "Definitions" at the end of this supplemental package for certain definitions.

Douglas Emmett, Inc.	FUNDS FROM OPERATIONS AND ADJUSTED FUNDS FROM OPERATIONS (unaudited and in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010
Funds From Operations (FFO)
Net income (loss) attributable to common stockholders	$3,419	$(5,249)	$1,451	$(26,423)
Depreciation and amortization of real estate assets	45,557	57,156	205,696	225,030
Net income (loss) attributable to noncontrolling interests	989	(1,190)	807	(6,533)
Swap termination fee	(10,120)	(13,931)	(10,120)	(13,931)
Amortization of swap termination fee (1)	1,265	3,495	11,701	3,495
Less: adjustments attributable to consolidated joint venture and unconsolidated investment in real estate funds	2,834	3,271	11,675	12,716
FFO	$43,944	$43,552	$221,210	$194,354

Adjusted Funds From Operations (AFFO)
FFO	$43,944	$43,552	$221,210	$194,354
Straight-line rent adjustment	(2,792)	(1,996)	(9,748)	(8,538)
Amortization of acquired above and below market leases	(4,729)	(5,829)	(20,466)	(26,260)
Amortization of interest rate contracts and loan premium	230	190	(4,276)	8,790
Amortization of prepaid financing	980	1,088	4,535	2,424
Recurring capital expenditures, tenant improvements and leasing commissions	(12,742)	(14,447)	(40,060)	(40,690)
Non-cash compensation expense	3,094	7,137	10,821	16,147
Less: adjustments attributable to consolidated joint venture and unconsolidated investment in real estate funds	(532)	(646)	(1,846)	(2,393)
AFFO	$27,453	$29,049	$160,170	$143,834

Weighted average share equivalents outstanding - fully diluted	161,924	156,902	159,966	156,488
FFO per share- fully diluted	$0.27	$0.28	$1.38	$1.24
Dividends per share declared	$0.13	$0.10	$0.49	$0.40
AFFO payout ratio	77.20%	53.74%	48.71%	43.28%

(1)
We terminated certain interest rate swaps in November 2010 and December 2011 by paying an amount based on the projected payments due under the swap.  For FFO purposes, we recognize the full impact of the termination in the quarter in which the swap is terminated.  In contrast, under GAAP, we amortize the impact over the remaining life of the swap.  With respect to the swaps terminated in November 2010, GAAP net income for the fourth quarter and full year of 2010 was reduced by only $3.5 million, while FFO in both periods was reduced by an additional $10.4 million to reflect the full impact of terminating those swaps.  As that additional $10.4 million of non cash interest expense was amortized for GAAP purposes during the first seven months of 2011, we offset that amortization by an equivalent amount in calculating FFO for each period.  As a result, the November 2010 swap termination had a net zero impact on 2011 FFO.  Similarly, with respect to the swaps terminated in December 2011, GAAP net income for the fourth quarter and full year of 2011 was reduced by only $1.3 million, while FFO in both periods was reduced by an additional $8.8 million to reflect the full impact of terminating those swaps. During the first seven months of 2012, as that additional $8.8 million of non cash interest expense is amortized for GAAP purposes, we will offset that amortization by an equivalent amount in calculating FFO for each period.  Accordingly, there will be a net zero impact from the December 2011 swap termination on 2012 FFO.

NOTE:  Please see the page titled "Definitions" at the end of this supplemental package for certain definitions.

Douglas Emmett, Inc.	SAME PROPERTY STATISTICAL AND FINANCIAL DATA (unaudited and in thousands, except statistics)

	As of December 31,
	2011	2010
Same Property Office Statistics
Number of properties	50	50
Rentable square feet	12,851,084	12,849,896
Ending % leased	90.0%	89.6%
Ending % occupied	88.4%	88.1%
Quarterly average % occupied	88.3%	88.4%

Same Property Multifamily Statistics
Number of properties	9	9
Number of units	2,868	2,868
Ending % leased	99.6%	99.2%

	Three months ended December 31,		% Favorable
	2011	2010	(Unfavorable)
Same Property Net Operating Income - GAAP Basis
Total office revenues	$125,342	$128,600	(2.5)%
Total multifamily revenues	17,937	17,178	4.4
Total revenues	143,279	145,778	(1.7)

Total office expense	(41,788)	(42,402)	1.4
Total multifamily expense	(4,695)	(4,729)	0.7
Total property expense	(46,483)	(47,131)	1.4

Same Property NOI - GAAP basis	$96,796	$98,647	(1.9)%

Same Property Net Operating Income - Cash Basis
Total office revenues	$118,711	$121,677	(2.4)%
Total multifamily revenues	17,093	16,321	4.7
Total revenues	135,804	137,998	(1.6)

Total office expense	(41,833)	(42,447)	1.4
Total multifamily expense	(4,695)	(4,729)	0.7
Total property expense	(46,528)	(47,176)	1.4

Same Property NOI - cash basis	$89,276	$90,822	(1.7)%

NOTE:  Please see the page titled "Definitions" at the end of this supplemental package for certain definitions.

Douglas Emmett, Inc.	RECONCILIATION OF SAME PROPERTY NOI TO GAAP NET INCOME (LOSS) (unaudited and in thousands)

	Three months ended December 31,
	2011	2010
Same property office revenues - cash basis	$118,711	$121,677
GAAP adjustments	6,631	6,923
Same property office revenues - GAAP basis	125,342	128,600

Same property multifamily revenues - cash basis	17,093	16,321
GAAP adjustments	844	857
Same property multifamily revenues - GAAP basis	17,937	17,178

Same property revenues - GAAP basis	143,279	145,778

Same property office expenses - cash basis	(41,833)	(42,447)
GAAP adjustments	45	45
Same property office expenses - GAAP basis	(41,788)	(42,402)

Same property multifamily expenses - cash basis	(4,695)	(4,729)
GAAP adjustments	-	-
Same property multifamily expenses - GAAP basis	(4,695)	(4,729)

Same property expenses - GAAP basis	(46,483)	(47,131)

Same property Net Operating Income (NOI) - GAAP basis	96,796	98,647
Total property NOI - GAAP basis	96,796	98,647
General and administrative expenses	(8,026)	(9,410)
Depreciation and amortization	(45,557)	(57,156)
Operating income	43,213	32,081
Other income	208	537
Loss, including depreciation, from unconsolidated real estate funds	(803)	(1,457)
Interest expense	(38,210)	(37,599)
Acquisition-related expenses	-	(1)
Net income (loss)	4,408	(6,439)
Less: Net (income) loss attributable to noncontrolling interests	(989)	1,190
Net income (loss) attributable to common stockholders	$3,419	$(5,249)

NOTE:  Please see the page titled "Definitions" at the end of this supplemental package for certain definitions.

Douglas Emmett, Inc.	OPERATING RESULTS OF UNCONSOLIDATED REAL ESTATE FUNDS(1) (unaudited and in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
Summary Income Statement of Unconsolidated Real Estate Funds	2011	2010	2011	2010

Office revenues	$15,046	$13,491	$58,912	$47,947
Office expenses	(5,508)	(5,861)	(21,001)	(20,411)
NOI	9,538	7,630	37,911	27,536
General and administrative	(98)	(178)	(312)	(313)
Depreciation and amortization	(6,975)	(7,466)	(28,105)	(27,982)
Operating income (loss)	2,465	(14)	9,494	(759)
Other income (expense)	(8)	(551)	(143)	(702)
Interest expense	(5,994)	(5,808)	(23,804)	(21,100)
Net loss	$(3,537)	$(6,373)	$(14,453)	$(22,561)

FFO of Unconsolidated Real Estate Funds
Net loss	$(3,537)	$(6,373)	$(14,453)	$(22,561)
Add back: depreciation and amortization	6,975	7,466	28,105	27,982
FFO	$3,438	$1,093	$13,652	$5,421

	Three Months Ended December 31,		Twelve Months Ended December 31,
Douglas Emmett's Share of the Unconsolidated Real Estate Funds (2)	2011	2010	2011	2010

Our share of the unconsolidated real estate funds' net loss	$(1,650)	$(2,692)	$(6,624)	$(10,595)
Add back: our share of the funds' depreciation and amortization	3,017	3,464	12,359	13,480
Equity allocation and basis difference	847	1,235	3,757	3,624
Our share of the unconsolidated real estate funds' FFO	$2,214	$2,007	$9,492	$6,509

(1)
We manage, and have a significant investment in, two unconsolidated institutional real estate funds which owned 8 properties at December 31, 2011.  With limited exceptions, these unconsolidated Funds are our exclusive investment vehicle until October 2012, using the same underwriting and leverage principles and focusing primarily on the same markets as we have.  Our unconsolidated Funds have combined equity commitments totaling $554.7 million, of which approximately $171.3 million remained undrawn as of December 31, 2011.  These amounts included commitments from us of $196.4 million, of which $38.0 million remained undrawn as of December 31, 2011.  We receive a pro rata share of any distributions based on our investment, additional distributions based on the total committed capital, and a carried interest if the investors’ distributions exceed a hurdle rate.  We also receive fees and reimbursement of expenses for managing our unconsolidated Funds’ properties.

(2)	Includes a 48.82% interest in Douglas Emmett Fund X, LLC (Fund X) and, in 2011 only, an aggregate 21.52% interest in Douglas Emmett Partnership X.

NOTE:  Please see the page titled "Definitions" at the end of this supplemental package for certain definitions.

Douglas Emmett, Inc.	DEBT BALANCES (unaudited and in thousands)

Consolidated Debt	at Dec. 31, 2011 (1)		at Feb. 1, 2012 (2)		Effective Annual Rate (3)(4)	Maturity Date
	$521,956		$-		LIBOR + 0.85%	08/31/12
	16,140	(5)	16,140		LIBOR + 1.85%	03/03/14
	111,920	(6)	111,920		DMBS + 0.707%	02/01/15
	340,000		340,000		4.77%	04/01/15
	82,000		82,000		5.62%	02/01/16
	18,000		18,000		5.82%	06/01/17
	400,000		400,000		4.45%	10/02/17
	510,000		510,000		4.12%	04/02/18
	530,000		530,000		3.74%	08/01/18
	355,000	(7)	355,000		4.14%	08/05/18
	-		155,000	(8)	4.00%	02/01/19
	350,000	(9)	350,000		4.46%	03/01/20	(10)
	388,080		388,080		3.65%	11/02/20
	$3,623,096	(11)	$3,256,140

(1)
As of December 31, 2011, the weighted average remaining life of our outstanding debt was 5.5 years.  Of the $2.97 billion of debt on which the interest rate was fixed under the terms of the loan or a swap, the weighted average remaining life was 6.5 years, the weighted average remaining period during which interest was fixed was 4.7 years and the weighted average annual interest rate was 4.20%.  Including the non-cash amortization of interest rate contracts, loan premium and prepaid financing, the effective weighted average interest rate was 4.66%.  Except as otherwise noted, each loan is secured by a separate collateral pool consisting of one or more properties, requiring monthly payments of interest only with outstanding principal due upon maturity

(2)
As of February 1, 2012, the weighted average remaining life of our outstanding debt was 6.3 years.  Of the $3.13 billion of debt on which the interest rate was fixed under the terms of the loan or a swap, the weighted average remaining life was 6.5 years, the weighted average remaining period during which interest was fixed was 4.8 years and the weighted average annual interest rate was 4.19%.  Including the non-cash amortization of interest rate contracts, loan premium and prepaid financing, the effective weighted average interest rate was 4.63%.

(3)	Includes the effect of interest rate contracts and excludes amortization of loan premium and prepaid financing, all shown on an actual/360-day basis.
(4)
The termination date of swaps fixing the rate on these loans is one to two years prior to the maturity of the loan as follows: $340 million loan, Jan-2013; $82 million loan, Mar-2012; $18 million loan, Jun-2012; $400 million loan, Jul-2015; $510 million loan, Apr-2016; $530 million loan, Aug-2016; and $388.08 million loan, Nov-2017.

(5)	The borrower is a consolidated entity in which our Operating Partnership owns a two-thirds interest.
(6)	The loan has a $75 million tranche bearing interest at DMBS + 0.76% and a $36.92 million tranche bearing interest at DMBS + 0.60%
(7)	Interest-only until February 2016, with principal amortization thereafter based upon a 30-year amortization table.
(8)	Interest-only until February 2015, with principal amortization thereafter based upon a 30-year amortization table.
(9)	Interest at a fixed interest rate until March 1, 2018 and a floating rate thereafter, with interest-only payments until March 2014 and payments thereafter based upon a 30-year amortization table.
(10)	Extension of the maturity date past March 1, 2018 is subject to certain conditions.
(11)	Excludes an unamortized non-cash debt premium of $1.1 million representing a mark-to-market adjustment recorded on all variable rate debt outstanding at the time of our IPO.

Our Share Unconsolidated Fund Debt	at Dec. 31, 2011		Effective Annual Fixed Rate	Maturity Date
	$178,193	(1)	5.52%	08/19/13
	11,893	(2)	5.67%	04/01/16
	$190,086

(1)
Represents our share of a $365 million loan to one of our unconsolidated real estate Funds.  Secured by six properties in a collateralized pool.  Requires monthly payments of interest only, with outstanding principal due upon maturity.  The termination date of the swaps fixing the rate on this loan is Sep- 2012.

(2)	Represents our share of a $55.3 million amortizing loan to one of our unconsolidated real estate Funds. Secured by one property. Requires monthly payments of principal and interest.

Douglas Emmett, Inc.

PORTFOLIO DATA

Douglas Emmett, Inc.	OFFICE PORTFOLIO SUMMARY as of December 31, 2011

Submarket	Number of Properties	Rentable Square Feet	Square Feet as a Percent of Total

Beverly Hills	7	1,416,762	9.6%
Brentwood	14	1,700,882	11.6
Burbank	1	420,949	2.9
Century City	3	916,059	6.2
Honolulu	4	1,716,697	11.7
Olympic Corridor	5	1,098,068	7.5
Santa Monica	8	970,704	6.6
Sherman Oaks/Encino	11	3,181,172	21.7
Warner Center/Woodland Hills	3	2,855,877	19.5
Westwood	2	396,807	2.7
Total	58	14,673,977	100.0%

NOTE:  Please see the page titled "Definitions" at the end of this supplemental package for certain definitions.

Douglas Emmett, Inc.	OFFICE PORTFOLIO PERCENT LEASED AND IN-PLACE RENTS as of December 31, 2011

Submarket	Percent Leased(1)	Annualized Rent	Annualized Rent Per Leased Square Foot (2)	Monthly Rent Per Leased Square Foot

Beverly Hills	90.1%	$50,395,015	$42.18	$3.51
Brentwood	86.5	55,771,077	39.34	3.28
Burbank	100.0	14,243,935	33.84	2.82
Century City	94.8	32,044,730	37.43	3.12
Honolulu	89.2	47,547,653	32.67	2.72
Olympic Corridor	90.1	31,628,050	33.04	2.75
Santa Monica (3)	97.8	50,025,230	53.91	4.49
Sherman Oaks/Encino	92.2	91,361,197	32.23	2.69
Warner Center/Woodland Hills	81.2	66,553,818	29.62	2.47
Westwood	87.7	12,637,837	37.46	3.12
Total / Weighted Average	89.3	$452,208,542	35.75	2.98

Recurring Capital Expenditures
- Office (per rentable square foot) for the three months ended December 31, 2011			$0.06
- Office (per rentable square foot) for the twelve months ended December 31, 2011			$0.23

(1)	Includes 268,230 square feet with respect to signed leases not yet commenced.
(2)	Represents annualized rent divided by leased square feet (excluding 268,230 square feet with respect to signed leases not commenced).
(3)	Includes $1,332,386 of annualized rent attributable to our corporate headquarters at our Lincoln/Wilshire property.

NOTE:  Please see the page titled "Definitions" at the end of this supplemental package for certain definitions.

Douglas Emmett, Inc.	MULTIFAMILY PORTFOLIO SUMMARY as of December 31, 2011

Submarket	Number of Properties	Number of Units	Units as a Percent of Total

Brentwood	5	950	33%
Honolulu	2	1,098	38
Santa Monica	2	820	29
Total	9	2,868	100%

Submarket	Percent Leased	Annualized Rent	Monthly Rent Per Leased Unit

Brentwood	99.3%	$22,988,516	$2,032
Honolulu	99.9	18,796,140	1,428
Santa Monica(1)	99.6	22,197,936	2,264
Total / Weighted Average	99.6	63,982,592	1,866

Recurring Capital Expenditures
- Multifamily (per unit) for the three months ended December 31, 2011			$188
- Multifamily (per unit) for the twelve months ended December 31, 2011			$502

(1)	Excludes 8,013 square feet of ancillary retail space generating annualized rent of $221,971 .

NOTE:  Please see the page titled "Definitions" at the end of this supplemental package for certain definitions.

Douglas Emmett, Inc.	OFFICE TENANT DIVERSIFICATION (1.0% or Greater of Annualized Rent) as of December 31, 2011

	Number of Leases	Number of Properties	Lease Expiration(1)	Total Leased Square Feet	Percent of Rentable Square Feet	Annualized Rent	Percent of Annualized Rent

Time Warner (2)	4	4	2013-2020	625,748	4.3%	$21,175,355	4.7%
William Morris Endeavor (3)	2	1	2027	148,071	1.0	7,268,763	1.6
AIG (Sun America Life Insurance)	1	1	2013	182,010	1.2	6,052,536	1.3
Bank of America (4)	12	9	2012-2018	132,508	0.9	5,616,527	1.3
The Macerich Partnership, L.P.	1	1	2018	90,832	0.6	4,579,778	1.0
Total	20	16		1,179,169	8.0%	$44,692,959	9.9%

(1)
Expiration dates are per leases and do not assume exercise of renewal, extension or termination options.  For tenants with multiple leases, other than storage, ATM and similar leases, expirations are shown as a range.

(2)
Includes a 10,000 square foot lease expiring in October 2013, a 150,000 square foot lease expiring in April 2016, a 421,000 square foot lease expiring in September 2019 and a 45,000 square foot lease expiring in December 2020.

(3)
Includes a 146,000 square foot lease expiring in June 2027 and a 2,000 square foot month-to-month storage lease. Does not include an additional 24,000 square feet under leases that commence in 2012 and 2013, expiring in 2027.

(4)
Includes a 21,000 square foot lease expiring in September 2012, an 8,000 square foot lease expiring in July 2013, a 7,000 square foot lease expiring in March 2014, a 9,000 square foot lease expiring in September 2014, an 11,000 square foot lease expiring in October 2014, an 11,000 square foot lease expiring in November 2014, a 4,000 square foot lease expiring in February 2015, a 21,000 square foot lease expiring in February 2015, a 6,000 square foot lease expiring in May 2015, a 23,000 square foot lease expiring in December 2015, a 12,000 square foot lease expiring in March 2018 and a small ATM lease.

NOTE:  Please see the page titled "Definitions" at the end of this supplemental package for certain definitions.

Douglas Emmett, Inc.	INDUSTRY DIVERSIFICATION as of December 31, 2011

Industry	Number of Leases	Annualized Rent as a Percent of Total

Legal	461	18.3%
Financial Services	295	14.3
Entertainment	141	12.4
Real Estate	173	9.7
Accounting & Consulting	282	8.8
Health Services	313	8.1
Insurance	103	7.8
Retail	188	7.0
Technology	100	4.4
Advertising	67	3.1
Public Administration	65	2.5
Educational Services	21	1.4
Other	91	2.2
Total	2,300	100.0%

NOTE:  Please see the page titled "Definitions" at the end of this supplemental package for certain definitions.

Douglas Emmett, Inc.	OFFICE LEASE DISTRIBUTION as of December 31, 2011

	Number of Leases	Leases as a Percent of Total	Rentable Square Feet		Square Feet as a Percent of Total	Annualized Rent	Annualized Rent as a Percent of Total

2,500 or less	1,193	51.9%	1,605,114		10.9%	$57,573,571	12.7%
2,501-10,000	801	34.8	3,853,119		26.3	136,820,200	30.2
10,001-20,000	202	8.8	2,791,001		19.0	101,570,915	22.5
20,001-40,000	80	3.5	2,177,908		14.8	76,010,365	16.8
40,001-100,000	19	0.8	1,197,708		8.2	44,651,958	9.9
Greater than 100,000	5	0.2	1,024,532		7.0	35,581,533	7.9
Subtotal	2,300	100%	12,649,382	(2)	86.2%	452,208,542	100%
Available	-	-	1,567,805		10.7	-	-
BOMA Adjustment(1)	-	-	88,726		0.6	-	-
Building Management Use	-	-	99,834		0.7	-	-
Signed leases not commenced	-	-	268,230		1.8	-	-
Total	2,300	100%	14,673,977		100%	$452,208,542	100%

(1)	Represents square footage adjustments for leases that do not reflect BOMA 1996 remeasurement.
(2)	Average tenant size is approximately 5,500 square feet. Median is approximately 2,400 square feet.

NOTE:  Please see the page titled "Definitions" at the end of this supplemental package for certain definitions.

Douglas Emmett, Inc.	OFFICE LEASE EXPIRATIONS as of December 31, 2011

Year of Lease Expiration	Number of Leases Expiring	Rentable Square Feet	Expiring Square Feet as a Percent of Total	Annualized Rent	Annualized Rent as a Percent of Total	Annualized Rent Per Leased Square Foot(1)	Annualized Rent Per Leased Square Foot at Expiration(2)

Available	-	1,567,805	10.7%	$-	-%	$-	$-
2012	501	1,647,705	11.2	59,800,082	13.2	36.29	36.38
2013	438	1,907,401	13.0	74,440,004	16.5	39.03	40.38
2014	391	1,877,973	12.8	66,255,072	14.6	35.28	37.63
2015	291	1,642,223	11.2	55,636,860	12.3	33.88	36.95
2016	294	1,718,872	11.7	57,000,805	12.6	33.16	36.82
2017	177	1,198,025	8.2	40,590,293	9.0	33.88	37.82
2018	76	659,465	4.5	26,722,900	5.9	40.52	47.80
2019	42	825,277	5.6	28,772,317	6.4	34.86	42.18
2020	44	424,186	2.9	14,397,572	3.2	33.94	42.82
2021	33	372,619	2.5	12,590,915	2.8	33.79	41.14
Thereafter	13	375,636	2.6	16,001,722	3.5	42.60	58.67
BOMA Adjustment(3)	-	88,726	0.6	-	-	-	-
Building Management Use	-	99,834	0.7	-	-	-	-
Signed leases not commenced	-	268,230	1.8	-	-	-	-
Total/Weighted Average	2,300	14,673,977	100.0%	$452,208,542	100.0%	$35.75	$39.43

(1)	Represents annualized base rent divided by leased square feet.
(2)	Represents annualized base rent at expiration divided by leased square feet.
(3)	Represents the square footage adjustments for leases that do not reflect BOMA 1996 remeasurement.

NOTE:  Please see the page titled "Definitions" at the end of this supplemental package for certain definitions.

Douglas Emmett, Inc.	QUARTERLY OFFICE LEASE EXPIRATIONS – NEXT FOUR QUARTERS as of December 31, 2011

	Submarket		Q1 2012	Q2 2012	Q3 2012	Q4 2012

	Beverly Hills	Expiring SF(1)	25,080	33,045	28,039	44,433
		Rent per SF	$41.37	$38.77	$46.64	$41.33
	Brentwood	Expiring SF(1)	61,200	75,378	48,577	86,464
		Rent per SF	$44.51	$43.16	$46.24	$40.85
	Burbank	Expiring SF(1)	-	-	-	-
		Rent per SF	-	-	-	-
	Century City	Expiring SF(1)	11,442	15,064	24,387	42,441
		Rent per SF	$39.86	$36.65	$33.55	$40.44
	Honolulu	Expiring SF(1)	37,640	47,194	22,111	75,727
		Rent per SF	$30.36	$30.83	$34.86	$33.00
	Olympic Corridor	Expiring SF(1)	31,038	10,811	32,598	73,111
		Rent per SF	$30.60	$30.19	$34.98	$38.47
	Santa Monica	Expiring SF(1)	16,973	7,843	36,425	41,280
		Rent per SF	$52.95	$37.22	$55.56	$41.78
	Sherman Oaks/Encino	Expiring SF(1)	113,457	55,777	94,944	125,155
		Rent per SF	$31.70	$32.25	$34.10	$31.61
	Warner Center/Woodland Hills	Expiring SF(1)	73,236	50,780	74,691	84,597
		Rent per SF	$30.17	$31.46	$31.61	$30.30
	Westwood	Expiring SF(1)	9,824	2,954	7,757	26,232
		Rent per SF	$35.30	$33.60	$47.03	$38.91
Total		Expiring SF(1)	379,890	298,846	369,529	599,440
		Rent per SF	$35.17	$35.65	$38.62	$36.14

(1)
Includes all remaining leases which have an expiration date in the applicable quarter and which had not been renewed or extended as of December 31, 2011, including leases where someone other than the tenant (for example a subtenant) had already executed a new lease for the space as of December 31, 2011.  All month-to-month tenants are included in the expiring leases in the first quarter listed.

NOTE:  Please see the page titled "Definitions" at the end of this supplemental package for certain definitions.

Douglas Emmett, Inc.	OFFICE PORTFOLIO LEASING ACTIVITY for the three months ended December 31, 2011

Total Gross Leasing Activity
Rentable square feet		906,077
Number of leases		190

Gross New Leasing Activity
Rentable square feet		243,520
Number of leases		81

Gross Renewal Leasing Activity
Rentable square feet		662,557
Number of leases		109

Net Absorption (1)
Leased rentable square feet		13,199
Net absorption % of leased rentable square feet		0.09%

Cash Rent Change (2)
Expiring Rate		$38.84
New/Renewal Rate		$35.45
Change		-8.7%

Straight-Line Rent Change (3)
Expiring Rate		$36.13
New/Renewal Rate		$37.91
Change		4.9%

Weighted Average Lease Terms
New (in months)		71
Renewal (in months)		90
Blended (in months)		85
	Total Lease	Annual Lease
	Transaction	Transaction
Tenant Improvement and Leasing Commissions (4)	Costs	Costs
New leases	$32.50	$5.47
Renewal leases	$21.07	$2.82
Blended	$24.14	$3.42

(1)	Excludes any property acquired during the quarter.
(2)	Represents the difference between initial stabilized cash rents on new and renewal leases as compared to the expiring cash rents on the same space.
(3)	Represents a comparison between straight-line rent on expiring leases and the straight-line rent for new and renewal leases on the same space.
(4)	Per rentable square foot. Represents weighted average lease transaction costs based on the leases executed in the current quarter in our properties.

NOTE:  Please see the page titled "Definitions" at the end of this supplemental package for certain definitions.

Douglas Emmett, Inc.	DEFINITIONS

Funds From Operations (FFO):  We calculate funds from operations before noncontrolling interest (FFO) in accordance with the standards established by the National Association of Real Estate Investment Trusts (NAREIT). FFO represents net income (loss), computed in accordance with accounting principles generally accepted in the United States (GAAP), excluding gains (or losses) from sales of depreciable operating property, real estate depreciation and amortization (other than amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures. We provide FFO as a supplemental performance measure because, by excluding real estate depreciation, amortization and gains and losses from property dispositions, it can illustrate trends in occupancy rates, rental rates and operating costs from year to year.  We also believe that, as a widely recognized measure of the performance of REITs, FFO can be used by investors as a basis to compare our operating performance with that of other REITs.  However, FFO has limitations as a measure of our performance because it excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations. Other equity REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO may not be comparable to those other REITs’ FFO. Accordingly, FFO should be considered only as a supplement to net income as a measure of our performance. FFO should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends. FFO should not be used as a supplement to or substitute measure for cash flow from operating activities computed in accordance with GAAP.

Adjusted Funds From Operations (AFFO):  Adjusted Funds From Operations (AFFO) is a non-GAAP financial measure we believe can be a useful supplemental measure of our performance.  We compute AFFO by adding to FFO the non-cash compensation expense, amortization of prepaid financing costs and straight-line rents, and then subtracting recurring capital expenditures, tenant improvements and leasing commissions.  AFFO is not intended to represent cash flow for the period, and it only provides an additional perspective on our ability to fund cash needs and make distributions to stockholders by adjusting the effect of the non-cash items included in FFO, as well as recurring capital expenditures and leasing costs.  We believe that net income is the most directly comparable GAAP financial measure to AFFO.  We also believe that AFFO provides useful information to the investment community about our financial position as compared to other REITs since AFFO is a widely reported measure used by other REITs.  However, other REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not be comparable to that of other REITs.

Net Operating Income (NOI):  Reported net income (or loss) is computed in accordance with GAAP.  In contrast, net operating income (NOI) is a non-GAAP measure consisting of the revenue and expense attributable to the real estate properties that we own and operate.  Although NOI is considered a non-GAAP measure, we present NOI on a “GAAP basis” by using property revenues and expenses calculated in accordance with GAAP.  The most directly comparable GAAP measure to NOI is net income (or loss), adjusted to exclude general and administrative expense, depreciation and amortization expense, interest income, interest expense, income from unconsolidated partnerships, income (or loss) attributable to noncontrolling interests, gains (or losses) from sales of depreciable operating properties, net income from discontinued operations and extraordinary items.  We provide NOI as a supplemental performance measure because, by excluding real estate depreciation and amortization expense and gains (or losses) from property dispositions, some investors use it to illustrate trends in occupancy rates, rental rates and operating costs from year to year.  We also believe that NOI can be useful to investors as a basis to compare our operating performance with that of other REITs. However, NOI has limitations as a measure of our performance because it excludes depreciation and amortization expense and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties (all of which have real economic effect and could materially impact our results from operations). Other equity REITs may not calculate NOI in a similar manner and, accordingly, our NOI may not be comparable to those other REITs’ NOI.  Accordingly, NOI should be considered only as a supplement to net income as a measure of our performance. NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends.  NOI should not be used as a substitute measure for cash flow from operating activities computed in accordance with GAAP.

Same Property NOI:  To facilitate a comparison of NOI between periods, we calculate comparable amounts for a subset of our owned properties referred to as our “same properties.”  Same property amounts are calculated as the amounts attributable to properties which have been owned and operated by us, and reported in our consolidated results, during the entire span of both periods compared.  Therefore, any properties either acquired after the first day of the earlier comparison period or sold, contributed or otherwise removed from our consolidated financial statements before the last day of the later comparison period are excluded from same properties.  We may also exclude from the same property set any property that is undergoing a major repositioning project that would impact the comparability of its results between two periods.

Cash Basis NOI:  NOI as defined above includes the revenue and expense directly attributable to our real estate properties calculated in accordance with GAAP, and is specifically labeled as “GAAP basis.”  We also provide NOI calculated on a cash basis because some investors may find it useful to understand our operations.  Cash basis NOI is also a non-GAAP measure, which we calculate by excluding from GAAP basis NOI our straight-line rent adjustments and the amortization of above/below market lease intangible assets and liabilities.  Accordingly, cash basis NOI should be considered only as a supplement to net income as a measure of our performance.  Cash basis NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends.  Cash basis NOI should not be used as a substitute measure for cash flow from operating activities computed in accordance with GAAP.

Annualized Rent:  Represents annualized monthly cash base rent (i.e., excludes tenant reimbursements, parking and other revenue) before abatements under leases commenced as of the measurement date (does not include 268,230 square feet with respect to signed leases not yet commenced at December 31, 2011).  For our triple net Burbank and Honolulu office properties, annualized rent is calculated by adding expense reimbursements to base rent.

Occupied: Represents percent leased less signed leases not yet commenced.
Properties Owned:  All properties are 100% owned except 8 properties totaling 1.8 million square feet owned by our unconsolidated real estate Funds and a 79,000 square foot property owned by a joint venture in which we own a 66.7% interest.

Rentable Square Feet:  Based on BOMA 1996 remeasurement.  Total consists of 12,917,612 leased square feet (includes 268,230 square feet with respect to signed leases not commenced), 1,567,805 available square feet, 99,834 building management use square feet, and 88,726 square feet of BOMA 1996 adjustment on leased space.

Fully Diluted Shares:  Diluted shares represent ownership in our company through shares of common stock, units in our Operating Partnership and other convertible equity instruments.  Basic and diluted shares are calculated in accordance with GAAP and include common stock plus dilutive equity instruments, as appropriate.  During the three months and twelve months ended December 31, 2010, all potentially dilutive instruments, including stock options, OP units and LTIP units (Long-Term Incentive Plan units that are limited partnership units in our Operating Partnership) have been excluded from our computation of weighted average dilutive shares outstanding because they were not dilutive.

Shares of Common Stock: This amount represents undiluted shares, without including OP units and other convertible equity instruments.